UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
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FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
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Date of Report: May 12, 2015
Date of earliest event reported: May 7, 2015

EURAMAX HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-05978 (Commission File Number)	58-2502320 (I.R.S. Employer Identification Number)
303 Research Drive, Suite 400 Norcross, GA 30092 (Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code:                 (770) 449-7066

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 7, 2015, R. Scott Vansant President, Euramax North America gave notice of resignation effective May 22, 2015.
Euramax Holdings, Inc. (the “Company”) has appointed Tyrone Johnson President, Euramax North America effective May 23, 2015. Mr. Johnson has served as the Vice President and General Manager of the Company's Consumer Products business since joining Euramax, in June of 2014. Prior to joining Euramax, Mr. Johnson served as President of the Americas for Amtico International, Inc., a global flooring manufacturer based in Atlanta, Georgia from 2008 to 2013. Before his time at Amtico International, Mr. Johnson was with Armstrong World Industries for six years where he ultimately served as VP and General Manager of Premium Hardwood Flooring. Mr. Johnson began his career with General Electric Capital Corporation in 1994. He obtained his MBA from DePaul University and his undergraduate degree from Howard University.
In connection with Mr. Johnson’s appointment, Mr. Johnson will enter into an Employment Agreement with the Company containing his new compensation terms.
A copy of the press release dated May 12, 2015, announcing the foregoing management changes is attached hereto as Exhibit 99.1 and is incorporated by reference herein.
Item 5.07 Submission of Matters to a Vote of Security Holders.
In lieu of an annual meeting, the Company solicited written consents from stockholders of the Company for purposes of re-electing the Company's directors. In accordance with Delaware law and the stockholders agreement of the Company, stockholders holding the applicable majorities of shares re-elected Trey B. Parker, III, Jake Tomlin, James G. Bradley, Jeffrey A. Brodsky, Timothy J. Bernlohr, and Michael D. Lundin as directors of the Company for a term of one year expiring at the 2015 annual meeting of stockholders. The following table sets forth the results of the vote as of May 12, 2015:

	Number of Votes
	For	Withheld	Non-Vote
Timothy J. Bernlohr	140,382.03	—	55,494.97
James G. Bradley	140,382.03	—	55,494.97
Jeffrey A. Brodsky	140,382.03	—	55,494.97
Michael D. Lundin	140,382.03	—	55,494.97
Trey B. Parker, III	140,382.03	—	55,494.97
Jake Tomlin	140,382.03	—	55,494.97

Item 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release dated as of May 12, 2015 announcing management changes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   May 12, 2015

EURAMAX HOLDINGS, INC.

By:	/s/ John F. Blount
Name: John F. Blount
Title: Senior Vice President, Chief Administrative Officer, General Counsel & Corporate Secretary